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                                                                 EXHIBIT 99.(E)

                             DISTRIBUTION AGREEMENT


        AGREEMENT made as of the ___ day of _____________, 2000, by and between the Merrill Lynch Investment Managers Funds, Inc. (the "Corporation"), on behalf of its portfolios, the Merrill Lynch Low Duration Fund and the Merrill Lynch Total Return Bond Fund (each a "Fund," and collectively the "Funds"), and FAM DISTRIBUTORS, INC., a Delaware corporation (the "Distributor").

                              W I T N E S S E T H :

        WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as an open-end investment company, and it is affirmatively in the interest of each Fund to offer its shares for sale continuously; and

        WHEREAS, the Articles of Incorporation of the Corporation have established and designated the funds; and

        WHEREAS, each Fund may offer one or more separate classes of shares of common stock (the "Shares"); and

        WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through financial intermediaries, including, without limitation, brokers, dealers, retirement plans, financial consultants, registered investment advisers and mutual fund supermarkets ("financial intermediaries"); and



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        WHEREAS, the Corporation and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of each class of each Fund's shares;

        NOW, THEREFORE, the parties agree as follows:

        Section 1. Appointment of the Distributor. Each Fund hereby appoints the Distributor as its principal underwriter and distributor to sell its Shares to eligible investors (as defined below) and hereby agrees during the term of this Agreement to sell the Shares to the Distributor upon the terms and conditions herein set forth.

        Section 2. Exclusive Nature of Duties. The Distributor shall be each Fund's exclusive representative to act as principal underwriter and distributor of its Shares, except that:

        (a) Each Fund may, upon written notice to the Distributor, from time to time designate other principal underwriters and distributors of Shares with respect to areas other than the United States as to which the Distributor may have expressly waived in writing its right to act as such. If such designation is deemed exclusive, the right of the Distributor under this Agreement to sell Shares in the areas so designated shall terminate, but this Agreement shall remain otherwise in full effect until terminated in accordance with the other provisions hereof.

        (b) The exclusive rights granted to the Distributor to purchase Shares from each Fund shall not apply to Shares issued in connection with the merger or consolidation of any other investment company or personal holding company with a Fund or a Fund's acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding Shares of any such company.



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        (c) Such exclusive rights also shall not apply to Shares issued by a
Fund pursuant to reinvestment of dividends or capital gains distributions.

        (d) Such exclusive rights also shall not apply to Shares of any class issued by a Fund pursuant to any conversion, exchange or reinstatement privilege afforded redeeming shareholders or to any other Shares as shall be agreed between the Fund and the Distributor from time to time.

        Section 3. Purchase of Shares from the Fund.

        (a) Prior to the continuous offering of the Shares of a Fund, commencing on a date agreed upon by that Fund and the Distributor, the Distributor may solicit subscriptions for Shares during a subscription period that shall last for such period as may be agreed upon by the parties hereto. Subscriptions will be payable within three business days after the termination of the relevant subscription period, at which time the Shares will be issued against payment and such Fund will commence operations.

        (b) After a Fund commences operations, the Fund will commence an offering of its Shares, and thereafter the Distributor shall have the right to buy from the Fund the Shares needed, but not more than the Shares needed (except for clerical errors in transmission), to fill unconditional orders for Shares of a Fund placed with the Distributor by eligible investors or financial intermediaries. Investors eligible to purchase each class of Shares of each Fund shall be those persons so identified in the currently effective prospectus and statement of additional information of a Fund (the "prospectus" and "statement of additional information," respectively)



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under the Securities Act of 1933, as amended (the "Securities Act"), relating to such class of Shares ("eligible investors"). The price that the Distributor shall pay for Shares so purchased from a Fund shall be the net asset value, determined as set forth in Section 3(e) hereof, used in determining the public offering price on which such orders were based.

        (c) The Shares are to be resold by the Distributor to eligible investors at the public offering price, as set forth in Section 3(d) hereof, or to financial intermediaries having agreements with the Distributor pursuant to
Section 7 hereof.

        (d) The public offering price of each class of Shares, i.e., the price per share at which the Distributor or financial intermediaries may sell the Shares to eligible investors, shall be the public offering price as set forth in the prospectus and statement of additional information relating to such class of Shares, or as otherwise permissible under the federal and state securities laws. If the public offering price does not equal an even cent, the public offering price may be adjusted to the nearest cent. All payments to the Funds hereunder shall be made in the manner set forth in Section 3(g).

        (e) The net asset value of Shares shall be determined by the Fund or any agent of the Fund in accordance with the method set forth in each Fund's prospectus and statement of additional information and guidelines established by the Board of Directors.

        (f) Each Fund shall have the right to suspend the sale of its Shares at times when redemption is suspended pursuant to the conditions set forth in
Section 4(b) hereof. Each Fund shall also have the right to suspend the sale of its Shares if trading on the New York Stock



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Exchange shall have been suspended, if a banking moratorium shall have been declared by Federal or New York authorities, or if there shall have been some other event, which, in the judgment of that Fund, makes it impracticable or inadvisable to sell the Shares.

        (g) A Fund, or any agent of a Fund designated in writing by that Fund, shall be promptly advised of all purchase orders for Shares received by the Distributor. Any order may be rejected by a Fund; provided, however, that a Fund will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of Shares from eligible investors. A Fund (or its agent) will confirm orders upon their receipt, will make appropriate book entries and, upon receipt by a Fund (or its agent) of payment therefor, will deliver deposit receipts or certificates for such Shares pursuant to the instructions of the Distributor. Payment shall be made to that Fund through the National Securities Clearing Corporation ("NSCC") in New York Clearing House funds or by Federal Funds wire. The Distributor agrees to cause such payment and such instructions to be delivered promptly to that Fund (or its agent).

        Section 4. Repurchase or Redemption of Shares by a Fund.

        (a) Any of the outstanding Shares may be tendered for redemption at any time, and each Fund agrees to repurchase or redeem the Shares so tendered in accordance with its obligations as set forth in the Articles of Incorporation, as amended from time to time, and in accordance with the applicable provisions set forth in the prospectus and statement of additional information relating to the applicable Fund. The price to be paid to redeem or repurchase the Shares shall be equal to the net asset value calculated in accordance with the provisions of Section 3(e) hereof, less any contingent deferred sales charge ("CDSC"), redemption fee or other



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charge(s), if any, set forth in the prospectus and statement of additional information relating to the applicable Fund. All payments by a Fund hereunder shall be made in the manner set forth below. The redemption or repurchase by a Fund of any of the Shares purchased by or through the Distributor will not affect the applicable sales charge, if any, secured by the Distributor or any financial intermediary in the course of the original sale, except that if any Shares are tendered for redemption or repurchase within seven business days after the date of the confirmation of the original purchase, the right to the sales charge, if any, shall be forfeited by the Distributor and the financial intermediary that sold such Shares.

        Each Fund shall pay the total amount of the redemption price as defined in the above paragraph pursuant to the instructions of the Distributor through NSCC, in New York Clearing House funds or by Federal Funds wire on or before the seventh business day subsequent to its having received the notice of redemption in proper form. The proceeds of any redemption of Shares shall be paid by each Fund as follows: (i) any applicable CDSC shall be paid to the Distributor, and
(ii) the balance shall be paid to or for the account of the Shareholder, in each case in accordance with the applicable provisions of the prospectus and statement of additional information.

        (b) Redemption of Shares or payment may be suspended at times when the New York Stock Exchange is closed, when trading on said Exchange is suspended, when trading on said Exchange is restricted, when an emergency exists as a result of which disposal by a Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for a Fund



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fairly to determine the value of its net assets, or during any other period when the Securities and Exchange Commission, by order, so permits.

        Section 5. Duties of each Fund.

        (a) Each Fund shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares of that Fund, and this shall include, upon request by the Distributor, one certified copy of all financial statements prepared for the Fund by independent public accountants. Each Fund shall make available to the Distributor such number of copies of the prospectus and statement of additional information as the Distributor shall reasonably request.

        (b) Each Fund shall take, from time to time, but subject to any necessary approval of a Fund's shareholders, such steps as may be necessary to register the Fund's Shares under the Securities Act, to the end that there will be available for sale such number of Shares of each class as the Distributor may reasonably be expected to sell.

        (c) Each Fund shall use its best efforts to file notices and maintain the notification regarding an appropriate number of its Shares for sale under the securities laws of such states as the Distributor and that Fund may approve. Any such notification may be withheld, terminated or withdrawn by a Fund at any time in its discretion. As provided in Section 8(c) hereof, the expense of notices and maintenance of notification shall be borne by each Fund. The Distributor



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shall furnish such information and other material relating to its affairs and activities as may be required by a Fund in connection with such notification.

        (d) Each Fund will furnish, in reasonable quantities upon request by the Distributor, copies of its annual and interim reports.

        Section 6. Duties of the Distributor.

        (a) The Distributor shall devote reasonable time and effort to effect sales of Shares of each Fund but shall not be obligated to sell any specific number of Shares. The services of the Distributor to the Funds hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

        (b) In selling the Shares of the Funds, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all Federal and state laws relating to the sale of such securities. Neither the Distributor nor any financial intermediary having an agreement to offer and sell shares pursuant to Section 7 hereof, nor any other person is authorized by any Fund to give any information or to make any representations, other than those contained in its registration statement or related prospectus and statement of additional information and any sales literature specifically approved by such Fund.

        (c) The Distributor shall adopt and follow procedures, as approved by the officers of the Corporation, for the confirmation of sales to eligible investors and financial intermediaries, the collection of amounts payable by eligible investors and financial intermediaries on such



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sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the National Association of Securities Dealers, Inc. (the "NASD"), as such requirements may from time to time exist.

        Section 7. Agreements with Financial Intermediaries.

        (a) The Distributor shall have the right to enter into agreements with financial intermediaries of its choice for the sale of Shares and to fix therein the portion of the sales charge that may be allocated to the financial intermediaries on such terms and conditions as the Distributor shall deem necessary or appropriate; provided, however, that the Distributor shall periodically inform the Directors of the nature and substance of such agreements. Shares sold to financial intermediaries shall be for resale by such intermediaries only at the public offering price(s) set forth in the applicable prospectus and statement of additional information or as otherwise permissible under the federal and state securities laws.

        (b) With respect to financial intermediaries who are acting as brokers or dealers within the United States, the Distributor shall offer and sell Shares only to such financial intermediaries who are members in good standing of the NASD and who agree to abide by the Conduct Rules of the NASD, as amended from time to time.

        Section 8. Payment of Expenses.

        (a) Each Fund shall bear all costs and expenses of the Fund, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required registration statements and/or prospectuses and statements of additional information



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under the Investment Company Act, the Securities Act, and all amendments and supplements thereto, and preparing and mailing annual and interim reports and proxy materials to Shareholders (including but not limited to the expense of setting in type any such registration statements, prospectuses, statements of additional information, annual or interim reports or proxy materials).

        (b) The Distributor shall be responsible for any payments made to financial intermediaries. In addition, after the prospectuses, statements of additional information and annual and interim reports have been prepared and set in type, the Distributor shall bear the costs and expenses of printing and distributing any copies thereof which are to be used in connection with the offering of Shares to financial intermediaries or eligible investors pursuant to this Agreement. The Distributor shall bear the costs and expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by financial intermediaries in connection with the offering of the Shares for sale to eligible investors and any expenses of advertising incurred by the Distributor in connection with such offering. It is understood and agreed that so long as any Distribution Plan pursuant to Rule 12b-1 under the Investment Company Act with respect to a particular class of Shares of a Fund remains in effect, any expenses incurred by the Distributor hereunder in connection with distribution and/or account maintenance activities for such class of Shares, as applicable, may be paid from amounts recovered by it from the Fund under such Plan.

        (c) Each Fund shall bear the cost and expenses of qualification of its Shares for sale pursuant to this Agreement and, if necessary or advisable in connection therewith, of qualifying



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the Fund as a broker or dealer in such states of the United States or other jurisdictions as shall be selected by the Funds and the Distributor pursuant to
Section 5(c) hereof and the cost and expenses payable to each such state for continuing notification therein until the Fund decides to discontinue such notification pursuant to Section 5(c) hereof.

        Section 9. Indemnification.

        (a) Each Fund severally shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising by reason of any person acquiring any of its Shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that the registration statement or related prospectus and statement of additional information, as from time to time amended and supplemented, or an annual or interim report to the Fund's shareholders, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor; provided, however, that in no case (i) is the indemnity of the Fund in favor of the Distributor and any such controlling persons to be deemed to protect such Distributor or any such controlling persons thereof against any liability to the Fund or its security holders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross



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negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement; or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. Each Fund will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event a Fund elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses of any additional counsel retained by them, but in case the Fund does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. Each Fund shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of the Corporation's officers or Directors in connection with the issuance or sale of any of the Shares.



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        (b) The Distributor shall indemnify and hold harmless each Fund and each of the Corporation's Directors and officers and each person, if any, who controls the Fund against any loss, liability, claim, damage or expense described in the foregoing indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Fund in writing by or on behalf of the Distributor for use in connection with the registration statement or related prospectus and statement of additional information, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be brought against a Fund or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to each Fund, and each Fund and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this Section 9.

        Section 10. Fee-Based or Other Programs. In connection with certain fee-based or other programs offered by a Fund's investment adviser or its affiliates or by financial intermediaries having agreements with the Distributor pursuant to Section 7 hereof, the Distributor and its affiliates are authorized to offer and sell Shares of each Fund, as agent for the Fund, to participants in such programs. Similarly, any Shares of a Fund sold through a fee-based or other program offered by a financial intermediary shall be sold by such intermediary acting as agent. The terms of this Agreement shall apply to such sales, including terms as to the offering price of Shares, the proceeds to be paid to the Funds, the duties of the Distributor, the payment of expenses and indemnification obligations of the Funds and the Distributor.



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        Section 11. Duration and Termination of this Agreement. This Agreement shall become effective as of the date first above written and shall remain in force until two years after the date first above written, and thereafter, but only for so long as such continuance is specifically approved at least annually by (i) the Board of Directors, or with respect to any one Fund, by the vote of a majority of the outstanding voting securities of that Fund and (ii) by the vote of a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

        This Agreement may be terminated at any time, without the payment of any penalty, with respect to any Fund or Funds by the Board of Directors or by vote of a majority of the outstanding voting securities of the applicable Fund(s), or by the Distributor, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

        The terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

        Section 12. Amendments of this Agreement. This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Board of Directors or by the vote of a majority of outstanding voting securities of the Fund and (ii) by the vote of a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.



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        Section 13. Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  MERRILL LYNCH INVESTMENT MANAGERS FUNDS, INC.

                                  By:
                                     ------------------------------------
                                  Title:

                                  FAM DISTRIBUTORS, INC.

                                  By:
                                     ------------------------------------
                                  Title:


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                           SELECTED DEALER AGREEMENT


Ladies and Gentlemen:

               The undersigned distributor (the "Distributor" or "us" or "we"), which is a member firm of the National Association of Securities Dealers, Inc. ("NASD"), has an agreement with each of the mutual funds listed on Schedule A ("Funds") pursuant to which it acts as the distributor for the sale of shares of the Funds ("Shares") and as such has the right to distribute Shares for resale. (We may amend Schedule A from time to time to add or delete Funds upon written notice to you.) The Funds are open-end investment companies registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Shares are registered under the Securities Act of 1933, as amended (the "Securities Act"). The terms "Prospectus" and "SAI" used herein refer to the prospectus and statement of additional information, respectively, on file with respect to each Fund with the Securities and Exchange Commission (the "Commission") which are part of the most recent effective registration statement pursuant to the Securities Act. We offer to sell to you, as a member of the Selected Dealers Group, Shares of the Classes indicated on Schedule A upon the following terms and conditions:

        1. In all sales of Shares to the public, you shall act as dealer for your own account and in no transaction shall you have any authority to act as agent for any Fund, for us or for any other member of the Selected Dealers Group, except in connection with special programs as we may from time to time agree, in which case you shall have authority to offer and sell Shares, as agent for a Fund, to participants in such program.

        2. Orders received from you will be accepted through us only at the public offering price applicable to each order, as set forth in the current Prospectus and SAI of each Fund. The procedure relating to the handling of orders shall be subject to Section 5 hereof and instructions that we or the Funds shall forward from time to time to you. All orders are subject to acceptance or rejection by the Distributor or a Fund in the sole discretion of either. The minimum initial and subsequent purchase requirements are as set forth in the current Prospectus and SAI of each Fund.

        3. Sales charges are specified in the applicable Prospectus and SAI and Selected Dealer payments are specified in such Prospectus and SAI or in Schedule
A. If there is any conflict between a term of Schedule A and a term of the applicable Prospectus or SAI, the term of the Prospectus or SAI shall prevail.

        4. (a) You shall not place orders for any of the Shares unless you have already received purchase orders for such Shares from your customers at the applicable public offering prices and subject to the terms of this Agreement, the Prospectus and the SAI.

               (b) You shall indemnify and hold harmless the Distributor, each Fund and each person, if any, who controls the Distributor or a Fund, and their respective officers, directors, employees, partners and shareholders from and against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising in connection with your violation of any of the provisions of this Agreement, provided, however, that in no case is the foregoing indemnity to be deemed to protect the Distributor or any such controlling persons, officers, directors, shareholders, partners or employees thereof against any liability to a Fund or its security holders to which the Distributor or any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement.

        5. As a selected dealer, you are hereby authorized (i) to place orders directly with the Funds for Shares to be resold by us to you or exchanged subject to the applicable terms and conditions governing the placement of orders and subject to the compensation provisions set forth in this Agreement, the Prospectus and the SAI, and (ii) to tender Shares directly to the Funds or their agent for redemption subject to the applicable terms and conditions set forth in this Agreement, the Prospectus and the SAI. You agree that your transactions with us will be through National Securities Clearing Corporation ("NSCC") Networking and Fund/SERV pursuant to NSCC standard procedures and the operating procedures of the Distributor and the Funds' transfer agent as communicated to you from time to time. You warrant that any information provided by you through NSCC is accurate and complete and in the format prescribed by the NSCC.

        6. You shall not withhold placing orders received from your customers so as to profit yourself as a result of such withholding, e.g., by a change in the "net asset value" from that used in determining the offering price to your customers.

        7. Payment for Shares purchased by you shall be made on the settlement date specified in the confirmation through NSCC Fund/SERV or by Federal Funds wire. If such payment is not received by us, we reserve the right, without notice, to either cancel the sale or, at our option, to sell the Shares back to the Fund, and in either case, we may hold you responsible for any direct loss suffered by us or by the Fund resulting from your failure to make payment as aforesaid.

        8. You agree to take full responsibility for the suitability and proper supervision of mutual fund recommendations and to ensure that, to the extent customers request to purchase a class of shares in a Fund different from what they already hold in the Fund, such customers are aware of the advantages and disadvantages of selecting one class of shares over other classes of shares and are aware of the available methods of mutual fund financing.

        9. If any Shares sold to you under the terms of this Agreement are repurchased by the Funds or by us for the account of the Funds or are tendered for redemption within seven business days after the date of the confirmation of the original purchase by you, it is agreed that you shall forfeit your right to, and refund to us, any compensation received by you on such Shares.

        10. No person is authorized to make any representations concerning Shares except those contained in the current Prospectus and SAI of each Fund and in such printed information subsequently issued by us or the Fund as information supplemental to such Prospectus and SAI. In purchasing Shares through us you shall rely solely on the representations contained in the Prospectuses and SAIs and supplemental information above mentioned. Any printed information that we furnish you other than Prospectuses, SAIs, periodic reports and proxy solicitation material is our sole responsibility and not the responsibility of the Funds, and you agree that no Fund shall have any liability or responsibility to you in these respects unless expressly assumed in connection therewith. You shall not furnish to any person any information relating to the Shares that is inconsistent in any respect with the information contained in the Prospectus and SAI (as then amended or supplemented). You shall not use through the internet or otherwise any sales literature or advertisement regarding the Funds without our prior written consent, unless it is solely a listing of product offerings or has been provided by us for such purpose.

        11. You agree to deliver to each of the investors making purchases from you a copy of the relevant then current Prospectus at or prior to the time of offering or sale and, if requested, the SAI within three business days of receipt of request, and you agree thereafter to deliver to such investors copies of the annual and interim reports and proxy solicitation materials of the Funds. You further agree to endeavor to obtain proxies from such purchasers. Additional copies of Prospectuses and SAIs, annual or interim reports and proxy solicitation materials of the Funds will be supplied to you in reasonable quantities upon request.

        12. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of Shares entirely or to certain persons or entities in a class or classes specified by us. Each party hereto has the right to cancel this agreement upon notice to the other party. Cancellation will not affect any outstanding order or transaction, any provision of this Agreement intended to survive cancellation, or any legal right or obligations which may have arisen prior to cancellation. This Agreement may not be amended or modified in any respect, nor may any provision be waived, without the written agreement of both parties.

        13. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the continuous offering. We shall be under no liability to you or to your customers except for lack of good faith and for obligations expressly assumed by us herein. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by you of compliance with any provision of the Securities Act, or of the rules and regulations of the Securities and Exchange Commission issued thereunder.

        14. You represent that you are a member of the NASD and, with respect to any sales in the United States, we both hereby agree to comply with the Conduct Rules of such Association, including Rule 2830, and to comply with the applicable Federal and State securities laws. You agree to notify us immediately if you cease to be registered or licensed as a broker or dealer, or fail to be a member in good standing of the NASD. You agree to promptly advise the Distributor if you receive notice of any investor complaint, litigation initiated or threatened, or communication by a regulatory authority which relates to a Fund or to a transaction in Shares by you, and you agree to provide us information and documentation thereon as we may request.

        15. Upon application to us, we will inform you as to the States in which we believe notifications of the intention to sell Shares have been duly filed or where no such notification is required, but we assume no responsibility or obligation as to your right to sell Shares in any jurisdiction. We will file with the Department of State in New York a Further State Notice with respect to the Shares, if necessary. Shares may only be offered or sold to U.S. persons in States where notifications regarding the Shares have been duly filed or where no such notifications are required.

        16. All communications to us should be sent to the address below. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

        17. Your first order placed pursuant to this Agreement for the purchase of Shares will represent your acceptance of this Agreement.

        18. This Agreement supersedes any prior Selected Dealer Agreement entered into by the parties hereto with respect to Shares.

        19. This Agreement shall be governed by the laws of the State of New York without reference to conflicts of law principles. If a dispute arises between us and you with respect to this Agreement that we are unable to resolve ourselves, it shall be settled by arbitration in accordance with the then existing NASD Code of Arbitration Procedure. We agree that, to the extent permitted by such Code, the arbitrator(s) shall be selected from the securities industry.



                               [SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Selected Dealer Agreement effective as of the date written below.






                                    FAM DISTRIBUTORS, INC.


                                    By:
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------


                                    Accepted:


                                    -----------------------------
                                    (authorized signature)

                                    Firm Name:
                                              ----------------------------------

                                    Print Name:
                                               ---------------------------------

                                    Title:
                                          --------------------------------------
                                    Address:
                                            ------------------------------------

                                    Date:
                                         ---------------------------------------

Please return one signed original of this agreement by US Mail and a copy by fax to:

FAM DISTRIBUTORS, INC.
800 Scudders Mill Road, 2A
Plainsboro, NJ  08536
Attn:   Armento Kirkland
Fax:    609/282-2935

                                   SCHEDULE A


With respect to the following Schedule, information about reduced sales charges pursuant to Right of Accumulation or Letter of Intent is set forth in the applicable Prospectus and SAI. You shall advise us promptly at our request as to amounts of any sales made by you to eligible investors qualifying for reduced sales charges.

Rule 12b-1 trail payments are pursuant to plans adopted pursuant to Rule 12b-1 under the Investment Company Act and are paid to the extent you provide services under the terms of the Plan in connection with the sale of shares or the maintenance of the accounts of your customers. Rule 12b-1 payments are accrued daily and paid monthly, at the annual rate shown of average daily net assets outstanding sold by you. We shall not owe any such fees to you unless and until we receive payment under the applicable Rule 12b-1 plan.

                                   SCHEDULE A
                MERRILL LYNCH FUNDS SELECTED DEALER COMPENSATION


--------------------------------------------------------------------------------------------------------------------------------
                                                               MAXIMUM
FUND                                                       UPFRONT COMPENSATION                     12b-1 TRAIL PAYMENTS
--------------------------------------------------------------------------------------------  ----------------------------------
                                             CLASS A(1)   CLASS B      CLASS C    CLASS D(1)  CLASS B(2)  CLASS C(2)  CLASS D
                                             -------      -------      -------    ----------  ----------  ----------  --------
--------------------------------------------------------------------------------------------  ----------------------------------
EQUITY:
-------
ML Basic Value Fund, Inc.                     5.00%       4.00%        1.00%        5.00%       0.25%      1.00%      0.25%
ML Capital Fund, Inc.                         5.00%       4.00%        1.00%        5.00%       0.25%      1.00%      0.25%
ML Convertible Fund, Inc.                     5.00%       4.00%        1.00%        5.00%       0.25%      1.00%      0.25%
ML Developing Capital Markets Fund, Inc.      5.00%       4.00%        1.00%        5.00%       0.25%      1.00%      0.25%
ML Disciplined Equity Fund, Inc.              5.00%       4.00%        1.00%        5.00%       0.25%      1.00%      0.25%
ML Dragon Fund, Inc.                          5.00%       4.00%        1.00%        5.00%       0.25%      1.00%      0.25%
ML EuroFund                                   5.00%       4.00%        1.00%        5.00%       0.25%      1.00%      0.25%
ML Fundamental Growth Fund, Inc.              5.00%       4.00%        1.00%        5.00%       0.25%      1.00%      0.25%
ML Global Allocation Fund, Inc.               5.00%       4.00%        1.00%        5.00%       0.25%      1.00%      0.25%
ML Global Financial Services Fund, Inc.       5.00%       4.00%        1.00%        5.00%       0.25%      1.00%      0.25%
ML Global Growth Fund, Inc.                   5.00%       4.00%        1.00%        5.00%       0.25%      1.00%      0.25%
ML Global Resources Trust                     5.00%       4.00%        1.00%        5.00%       0.25%      1.00%      0.25%
ML Global SmallCap Fund, Inc.                 5.00%       4.00%        1.00%        5.00%       0.25%      1.00%      0.25%
ML Global Technology Fund, Inc.               5.00%       4.00%        1.00%        5.00%       0.25%      1.00%      0.25%
ML Global Value Fund, Inc.                    5.00%       4.00%        1.00%        5.00%       0.25%      1.00%      0.25%
ML Growth Fund                                5.00%       4.00%        1.00%        5.00%       0.25%      1.00%      0.25%
ML Healthcare Fund, Inc.                      5.00%       4.00%        1.00%        5.00%       0.25%      1.00%      0.25%
ML International Equity Fund                  5.00%       4.00%        1.00%        5.00%       0.25%      1.00%      0.25%
ML Latin America Fund, Inc.                   5.00%       4.00%        1.00%        5.00%       0.25%      1.00%      0.25%
ML Mid Cap Value Fund                         5.00%       4.00%        1.00%        5.00%       0.25%      1.00%      0.25%
ML Pacific Fund, Inc.                         5.00%       4.00%        1.00%        5.00%       0.25%      1.00%      0.25%
ML Phoenix Fund, Inc.                         5.00%       4.00%        1.00%        5.00%       0.25%      1.00%      0.25%
ML Real Estate Fund, Inc.                     5.00%       4.00%        1.00%        5.00%       0.25%      1.00%      0.25%
ML Special Value Fund, Inc.                   5.00%       4.00%        1.00%        5.00%       0.25%      1.00%      0.25%
ML Strategic Dividend Fund                    5.00%       4.00%        1.00%        5.00%       0.25%      1.00%      0.25%

ML International Index Fund                    0%          N/A          N/A           0%         N/A        N/A       0.25%
ML S & P 500 Index Fund                        0%          N/A          N/A           0%         N/A        N/A       0.25%
ML Small Cap Index Fund                        0%          N/A          N/A           0%         N/A        N/A       0.25%

FIXED INCOME:
-------------
ML Adjustable Rate Securities Fund, Inc.      3.75%       4.00%        1.00%        3.75%       0.25%      0.80%      0.25%
ML Americas Income Fund, Inc.                 3.75%       4.00%        1.00%        3.75%       0.25%      0.80%      0.25%
ML Corporate Bond - High Income, Inc.         3.75%       4.00%        1.00%        3.75%       0.25%      0.80%      0.25%
ML Corporate Bond - Investment Grade, Inc.    3.75%       4.00%        1.00%        3.75%       0.25%      0.80%      0.25%
ML Global Bond Fund for Invest & Retire       3.75%       4.00%        1.00%        3.75%       0.25%      0.80%      0.25%
ML Global Utility Fund, Inc.                  3.75%       4.00%        1.00%        3.75%       0.25%      0.80%      0.25%
ML Municipal Bond - Insured, Inc.             3.75%       4.00%        1.00%        3.75%       0.25%      0.80%      0.25%
ML Municipal Bond - National, Inc.            3.75%       4.00%        1.00%        3.75%       0.25%      0.80%      0.25%
ML Short-Term Global Income Fund, Inc.        3.75%       4.00%        1.00%        3.75%       0.25%      0.80%      0.25%
ML U.S. High Yield Fund, Inc.                 3.75%       4.00%        1.00%        3.75%       0.25%      0.80%      0.25%
ML U.S. Government Mortgage Fund              3.75%       4.00%        1.00%        3.75%       0.25%      0.80%      0.25%
ML World Income Fund, Inc.                    3.75%       4.00%        1.00%        3.75%       0.25%      0.80%      0.25%
ML Arizona Municipal Bond Fund                3.75%       4.00%        1.00%        3.75%       0.25%      0.60%      0.10%
ML Arkansas Municipal Bond Fund               3.75%       4.00%        1.00%        3.75%       0.25%      0.60%      0.10%
ML California Insured Municipal Bond Fund     3.75%       4.00%        1.00%        3.75%       0.25%      0.60%      0.10%
ML California Municipal Bond Fund             3.75%       4.00%        1.00%        3.75%       0.25%      0.60%      0.10%
ML Colorado Municipal Bond Fund               3.75%       4.00%        1.00%        3.75%       0.25%      0.60%      0.10%
ML Connecticut Municipal Bond Fund            3.75%       4.00%        1.00%        3.75%       0.25%      0.60%      0.10%
ML Florida Municipal Bond Fund                3.75%       4.00%        1.00%        3.75%       0.25%      0.60%      0.10%
ML Low Duration Fund                          3.75%       4.00%        1.00%        3.75%       0.25%      0.60%      0.10%
ML Maryland Municipal Bond Fund               3.75%       4.00%        1.00%        3.75%       0.25%      0.60%      0.10%
ML Massachusetts Municipal Bond Fund          3.75%       4.00%        1.00%        3.75%       0.25%      0.60%      0.10%
ML Michigan Municipal Bond Fund               3.75%       4.00%        1.00%        3.75%       0.25%      0.60%      0.10%
ML Minnesota Municipal Bond Fund              3.75%       4.00%        1.00%        3.75%       0.25%      0.60%      0.10%
ML North Carolina Municipal Bond Fund         3.75%       4.00%        1.00%        3.75%       0.25%      0.60%      0.10%
ML New Jersey Municipal Bond Fund             3.75%       4.00%        1.00%        3.75%       0.25%      0.60%      0.10%
ML New Mexico Municipal Bond Fund             3.75%       4.00%        1.00%        3.75%       0.25%      0.60%      0.10%
ML New York Municipal Bond Fund               3.75%       4.00%        1.00%        3.75%       0.25%      0.60%      0.10%
ML Ohio Municipal Bond Fund                   3.75%       4.00%        1.00%        3.75%       0.25%      0.60%      0.10%
ML Oregon Municipal Bond Fund                 3.75%       4.00%        1.00%        3.75%       0.25%      0.60%      0.10%
ML Pennsylvania Municipal Bond Fund           3.75%       4.00%        1.00%        3.75%       0.25%      0.60%      0.10%
ML Texas Municipal Bond Fund                  3.75%       4.00%        1.00%        3.75%       0.25%      0.60%      0.10%
ML Total Return Bond Fund                     3.75%       4.00%        1.00%        3.75%       0.25%      0.60%      0.10%

ML Aggregate Bond Index Fund                   0%          N/A          N/A           0%         N/A        N/A       0.25%

INTERMEDIATE/LIMITED MATURITY:(3)
---------------------------------
ML California Ltd. Maturity Muni Bond Fund    0.95%       1.00%         N/A         0.95%       0.15%      0.15%      0.10%
ML Florida Ltd. Maturity Muni Bond Fund       0.95%       1.00%         N/A         0.95%       0.15%      0.15%      0.10%
ML Municipal Bond - Ltd. Maturity Fund, Inc.  0.95%       1.00%         N/A         0.95%       0.15%      0.15%      0.10%
ML Corporate Bond - Intermediate, Inc.        0.95%       1.00%         N/A         0.95%       0.25%      0.25%      0.10%
ML Intermediate Government Bond Fund          0.95%       1.00%         N/A         0.95%       0.25%      0.25%      0.10%
ML Municipal Intermediate Term Fund           0.95%       1.00%         N/A         0.95%       0.20%      0.20%      0.10%


MONEY MARKET:
-------------
Summit Cash Reserves Fund                      0%          N/A          N/A          N/A         N/A        N/A        N/A
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
FUND                                                      MAXIMUM
                                                   UPFRONT COMPENSATION                            12B-1 TRAIL PAYMENTS(2)
--------------------------------------------------------------------------------------------------------------------------------
CONTINUOUSLY OFFERED CLOSED-END FUNDS:
--------------------------------------
ML High Income Municipal Bond Fund, Inc.                    3.00%                                            0.25%
ML Municipal Strategy Fund, Inc.                            3.00%                                            0.25%
ML Senior Floating Rate Fund, Inc.                          3.00%                                            0.25%
ML Senior Floating Rate Fund II, Inc.                       1.00%                                            0.75%
---------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE A
                MERRILL LYNCH FUNDS SELECTED DEALER COMPENSATION


------------------------------------
Notes:


(1) Class A and Class D Front Load:

-----------------------------------------------------------------------------------------------------------------------------------

EQUITY                                                              FIXED INCOME
-----------------------------------------------------------------------------------------------------------------------------------
                                   SALES     DEALER                                                   SALES    DEALER
                                   CHARGE    COMPENSATION    CDSC*                                    CHARGE   COMPENSATION  CDSC*
Less than $25,000                  5.25%     5.00%                  Less than $25,000                 4.00%    3.75%
25,000 but less than 50,000        4.75      4.50                   25,000 but less than 50,000       3.75     3.50
50,000 but less than 100,000       4.00      3.75                   50,000 but less than 100,000      3.25     3.00
100,000 but less than 250,000      3.00      2.75                   100,000 but less than 250,000     2.50     2.25
250,000 but less than 1,000,000    2.00      1.80                   250,000 but less than 1,000,000   1.50     1.25
1,000,000 and greater              NAV       **              1.00%  1,000,000 and greater             NAV      **            1.00%


------------------------------------------------------------------------------------------------------------------------------------
*If redeemed within one year.

**1.00% on amounts over $1,000,000 - $2,000,000
  0.80% on amounts over $2,000,000 - $3,000,000
  0.50% on amounts over $3,000,000 - $50,000,000
  0.25% on amounts over $50,000,000 - $100,000,000
  0.15% on amounts over $100,000,000
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

INTERMEDIATE/LIMITED MATURITY FUNDS

--------------------------------------------------------------------------------
                                   SALES CHARGE   DEALER           CDSC*
                                                  COMPENSATION
Less than $100,000                 1.00%          0.95%
100,000 but less than 250,000      0.75           0.70
250,000 but less than 500,000      0.50           0.45
500,000 but less than 1,000,000    0.30           0.27
1,000,000 and greater              NAV            0.20             0.20%


*If redeemed within one year.
--------------------------------------------------------------------------------

(2) 12b-1 trail payments for Class B, Class C and the Continuously Offered Closed-End Funds begin in the 13th month.

(3) Class C of the Intermediate/Limited Maturity Funds is available for exchanges only.